EXHIBIT 3.1

                   ARTICLES OF INCORPORATION
                              OF
                      L.C.M. EQUITY, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That we the undersigned, have this day voluntarily associated ourselves together for the purposes of forming a corporation under the laws of the State of Nevada and we do hereby certify:

                               I

     The name of this corporation is L.C.M. EQUITY, INC.

                               II

     The resident agent of said corporation shall be Pacific
Corporate Services, Inc, 7631 Bermuda Road, Las Vegas NV 89123 and
such other offices as may be determined by the By-Laws in and outside of the State of Nevada.

                              III

     The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity except banking or insurance.

                               IV

     The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one
(1). The number of directors and stockholders of this corporation may, from time to time, be increased or decreased by an amendment to the Buy-laws of this Corporation in that regard, and without the necessity of amending these Articles of Incorporation. The names and addresses of the first Board of Directors and of the
incorporators signing these Articles are as follows:

Kathy Whyte                             16688 - 102 Avenue
                                        Surrey, B.C. Canada V4N 4X2

                               V

     The Corporation is to have perpetual existence.

 28

                               VI

     The total authorized capitalization of this Corporation shall be and is the sum of 200,000,000 shares of Common Stock at $0.001 par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of
Directors may designate, in exchange for cash, property, or
services, the stock of other corporations or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.

                              VII

     The capital stock shall be and remain non-assessable. The
private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

     IN WITNESS WHEREOF, I have set my hand this 8th day of
January, 1999.

                               /s/ Kathy Whyte
                              Kathy Whyte

CITY OF SURREY                     )
                                   )
PROVINCE OF BRITISH COLUMBIA       )

     On this 8th day of January, 1999, before me a Notary Public in and for said City of Surrey, Province of British Columbia,
personally appeared, Kathy Whyte, known to me to be the person whose name is subscribed to the foregoing instrument, and she duly acknowledged to me that she executed the sane for the purpose therein mentioned.

     IN WITNESS WHEREOF, I have set my hand and offered by official seal in the said City of Surrey, Province of British Columbia,
Canada, the day and year in this Certificate first above written.

                              /s/ illegible
                              Notary Public

                              WITNESSED AS TO EXECUTION ONLY.
                              NO ADVICE SOUGHT OR GIVEN.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Issuance of Stock)

L.C.M. EQUITY, INC.

I, the undersigned, David Rooke, President and Caisey Harlingten, Secretary of L.C.M. EQUITY, INC. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 26th day of November, 2001, adopted a resolution to amend the original articles as follows:

Article "First" is hereby amended to read as follows:

FIRST: The name of the corporation is REGMA BIO TECHNOLOGIES LIMITED.

That on the 31st day of December, 2001, the shareholders of the corporation approved the foregoing resolution. The number of shares of the corporation outstanding and entitled to vote on the amendment to the Articles of Incorporation was 30,150,000; that the said change and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ David Rooke
David Rooke, President

/s/ Caisey Harlingten
Caisey Harlingten, Secretary

______________________________	)
) ss
______________________________	)
On January 25th, 2002, personally appeared before me, a Notary Public, David Rooke, President of L.C.M. Equity, Inc. who acknowledged that he executed the above instrument.

/s/ A.R.M. Porter
Notary Public residing at Ridgway, The Wedges, Itchingfield, Horsham, West Sussex

My Commission Expires:     (SEAL)
on death

______________________________	)
) ss
______________________________	)
On January 17th, 2002, personally appeared before me, a Notary Public, Caisey Harlingten, Secretary of L.C.M. Equity, Inc. who acknowledged that he executed the above instrument.

/s/ Justis Raynler
Notary Public, residing at North Vancouver, British Columbia, Canada

My Commission Expires:
non-expiry

[File Stamp]

  Name of corporation:
  Regma Bio Technologies Limited

  The articles have been amended as follows (provide article numbers, if available):
  To change the name of the Corporation to PHAGE GENOMICS, INC.

  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is : 42,700,000
  Effective date of filing (optional):           Upon filing with the Secretary of State
  (must not be later than 90 days after the certificate is filed)
  Officer Signature (required):     /s/ Graham Hughes
* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # C635-1999 Document Number: 20050220933-66 Date Filed:
6/9/2005 10:00:21 AM
In the office of
Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)	/s/ Dean Heller
Dean Heller
Secretary of State

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PHAGE GENOMICS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 - Name of Corporation:

SEARCHLIGHT MINERALS CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 13,850,002 (72.3%)

4. Effective date of filing (optional):	June 23, 2005
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):	/s/ K. Ian Matheson
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # C635-1999 Document Number: 20050422086-89 Date Filed:9/21/2005 10:30:05 AM In the office of /s/ Dean Heller Dean Heller Secretary of State

Certificate of Change Pursuant to NRS 78.209

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
SEARCHLIGHT MINERALS CORP.
2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
Two Hundred Million (200,000,000) Shares of Common Stock, at $0.001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Four Hundred Million (400,000,000) Shares of Common Stock, at $0.001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Two shares of common stock will be issued after the change in exchange for each share of common stock outstanding prior to the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
There are no provisions for the issuance of fractional shares.

7. Effective date of filing (optional):	September 30, 2005
(must not be later than 90 days after the certificate is filed)

8. Officer Signature:	/s/ K. Ian Matheson	President
	Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.209 2003
Revised on: 10/24/03

Reset